Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in Registration Statement Nos. 333-61771, 333-79531, 333-65948 and 333-65950 of North Valley Bancorp on Form
S-8 of our reports, dated March 4, 2005, relating to the consolidated financial statements of North Valley Bancorp and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2004.

                                        /s/ PERRY-SMITH LLP


Sacramento, California
March 14, 2005


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